                                   EXHIBIT 2.2

                    Subsidiary Agreement and Plan of Merger,
                         dated as of November 19, 2001,
                  between UnitedTrust Bank and Vista Bank, N.A.

                                    EXHIBIT A
                     SUBSIDIARY AGREEMENT AND PLAN OF MERGER


                  This Subsidiary Agreement and Plan of Merger (this "AGREEMENT") is dated as of November 19, 2001, among UnitedTrust Bank (the "BANK"), a New Jersey state-chartered commercial banking corporation and a wholly-owned subsidiary of United National Bancorp ("UNB"), a New Jersey corporation, Vista Bank, NA, a national banking association ("Vista Bank") and wholly-owned subsidiary of Vista Bancorp, Inc., a New Jersey corporation ("VISTA"). The principal office of the Bank is located at 1130 Route 22 East, Bridgewater, New Jersey. The Bank has capital of $181.5 million, divided into 4,651,193 shares of common stock, par value $2.50 per share (the "BANK COMMON STOCK"), capital surplus of $76.2 million and undivided profits, including capital reserves, of $93.7 million, as of September 30, 2001. The principal office of Vista Bank is located at 305 Roseberry Street, Phillipsburg, New Jersey 08865-5360. Vista Bank has capital of $57.2 million divided into 2,267,797 shares of common stock, each of $5.00 par value (the "VISTA BANK COMMON STOCK"), capital surplus of $9.9 million and undivided profits, including capital reserves, of $35.9 million, as of September 30, 2001.

                  WHEREAS, the respective Boards of Directors of UNB, Vista, the Bank and Vista Bank have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction between UNB and Vista set forth in the Agreement and Plan of Merger, dated as of November 19, 2001 (the "UNB MERGER AGREEMENT"), by and among UNB, Vista, the Bank and Vista Bank, pursuant to which the Vista will merge with and into UNB (the "UNB MERGER"); and

                  WHEREAS, not less than a majority of each of the Boards of Directors of the Bank and Vista Bank have approved, and deem it advisable to consummate, the subsidiary merger provided for herein (the "SUBSIDIARY MERGER") and in the UNB Merger Agreement, in accordance with the provisions of applicable law;

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the UNB Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

                  1.1 EFFECTIVE TIME OF THE SUBSIDIARY MERGER. Subject to the provisions of this Agreement, the Subsidiary Merger shall become effective in accordance with the terms of the Certificate of Merger which the Bank shall prepare and execute pursuant to N.J.S.A. 17:9A-137 and Section 214a of the National Bank Merger Act, as amended (the "CERTIFICATE OF MERGER") and which shall be filed with the New Jersey Department of Banking and Insurance (the "NEW JERSEY DEPARTMENT") and the Office of the Comptroller of the CurrencY ("OCC"), and together with the New Jersey Department, the "BANKING DEPARTMENTS" respectively, immediately following the Closing Date (as defined below). The term "SUBSIDIARY MERGER EFFECTIVE TIME" shall be the date and time when the Subsidiary Merger becomes effective, as set forth in the Certificate of Merger.

                  1.2 CLOSING. Notwithstanding anything to the contrary contained in the UNB Merger Agreement, the closing of the Subsidiary Merger will take place immediately subsequent to the UNB Merger on the date and at the location specified in the UNB Merger Agreement with respect to the UNB Merger or at such other time, date or place as may be agreed to by the parties hereto (the "CLOSING DATE").

                  1.3.     EFFECT OF THE SUBSIDIARY MERGER.

                           (a)  At the Subsidiary Merger Effective Time:

                           (i) the separate existence of Vista Bank shall cease and Vista Bank shall be merged with and into the Bank (the Bank is sometimes referred to as herein as the "SURVIVING BANK");

                           (ii) the Certificate of Incorporation of the Bank as in effect immediately prior to the Subsidiary Merger Effective Time shall be the Certificate of Incorporation of the Surviving Bank until duly amended in accordance with applicable law, and the name of the Surviving Bank shall be UnitedTrust Bank;

                           (iii) the Bylaws of the Bank as in effect immediately prior to the Subsidiary Merger Effective Time shall be the Bylaws of the Surviving Bank;

                           (iv) the main office and branch offices of the Bank established and authorized immediately prior to the Subsidiary Merger Effective Time and listed on EXHIBIT A attached hereto, and the main office and branch offices of Vista Bank established and authorized immediately prior to the Subsidiary Merger Effective Time and listed on EXHIBIT B attached hereto shall become established and authorized branch offices of the Surviving Bank;

                           (v) the directors of the Bank immediately prior to the Subsidiary Merger Effective Time and Barbara Harding, Harold J. Curry and one other director of Vista to be chosen by the Bank shall be the directors of the Surviving Bank, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified (the names of the directors of the Surviving Bank are listed on EXHIBIT C attached hereto); and

                           (vi) the executive officers of the Bank immediately prior to the Subsidiary Merger Effective Time shall be the executive officers of the Surviving Bank, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified, (the names of the executive officers of the Surviving Bank are listed on EXHIBIT D attached hereto);

                           (b)      At and after the Subsidiary Merger Effective
Time, the Subsidiary Merger shall have all the effects set forth in N.J.S.A. 17:9A-139 and Section 214b of the National Bank Merger Act, as amended and, in connection therewith, all assets of the Bank and of Vista Bank as they exist at the Subsidiary Merger Effective Time shall pass to and vest in the Surviving Bank without any conveyance or other transfer. The Surviving Bank shall be responsible for all liabilities and obligations

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

of every kind and description of each of Vista Bank and the Bank existing as of the Subsidiary Merger Effective Time, whether matured or unmatured, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Vista Bank or the Bank.

                           (c)      The business of the Surviving Bank shall be
that of a New Jersey commercial banking corporation, which shall be conducted as its headquarters or main office at 1130 Route 22 East, Bridgewater, New Jersey and its established and authorized branch offices which are listed on EXHIBITS A AND B.

                                   ARTICLE II
                 EFFECT OF THE SUBSIDIARY MERGER ON THE CAPITAL
               OF THE CONSTITUENT BANKS; EXCHANGE OF CERTIFICATES

                  2.1 EFFECT ON VISTA BANK CAPITAL STOCK. At the Subsidiary Merger Effective Time, by virtue of the Subsidiary Merger and without any action on the part of the holder of any shares of Vista Bank Common Stock, all shares of Vista Bank Common Stock (other than shares of Vista Bank Common Stock that are owned by Vista Bank as treasury stock) shall be cancelled. All shares of Vista Bank Common Stock that are owned by Vista Bank as treasury stock or that are owned by UNB or the Bank shall be automatically cancelled and retired and shall cease to exist and no stock of the Bank or other consideration shall be delivered in exchange therefore.

                  2.2 THE BANK COMMON STOCK. The shares of the Bank Common Stock issued and outstanding immediately prior to the Subsidiary Merger Effective Time shall remain outstanding and unchanged after the Subsidiary Merger.

                  2.3 CAPITAL OF SURVIVING BANK. The amount of capital stock of the Surviving Bank immediately following the Subsidiary Merger Effective Time shall be $181.5 million, divided into 4,651,193 shares of common stock, par value $2.50 per share, and immediately following the Subsidiary Merger Effective Time, the Surviving Bank shall have a surplus of $143.3 million and undivided profits, including capital reserves, which, when combined with the capital and surplus, will be equal to the combined capital structures of Vista Bank and the Bank referred to in the preamble of this Agreement, adjusted, however, for normal earnings and expenses between September 30, 2001 and the Subsidiary Merger Effective Time and the redemption of Vista Bank Common Stock pursuant to Section 2.1 hereof.

                                   ARTICLE III
                                    COVENANTS

                  3.1 COVENANTS OF THE BANK AND VISTA BANK. During the period from the date of this Agreement and continuing until the Subsidiary Merger Effective Time, each of the parties hereto agrees to observe and perform all their agreements and covenants in the UNB Merger Agreement. Each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to and in accordance with the applicable provisions of the UNB Merger Agreement.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

                  4.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE SUBSIDIARY MERGER. The respective obligations of each party to effect the Subsidiary Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                           (a)      SATISFACTION OF CONDITIONS. Each condition
to consummation of the UNB Merger contained in the UNB Merger Agreement shall have been satisfied (or waived by the party or parties entitled to assert such condition), and each party shall have received a certificate from the other party to the effect that all of the conditions to its obligation to consummate the UNB Merger contained in the UNB Merger Agreement have been satisfied or waived.

                           (b)      NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No
order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Subsidiary Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Subsidiary Merger.

                           (c)      STOCKHOLDER APPROVALS. This Agreement and
the transactions contemplated hereby shall have been duly approved, ratified and confirmed in accordance with applicable law and the respective articles of association or certificate of incorporation and By-laws of Vista Bank and the Bank by the affirmative vote of the stockholders of Vista Bank and the Bank, such vote adopted at a meeting of each such sole stockholder or by each such stockholder's written consent in lieu thereof.

                           (d)      OTHER APPROVALS. Other than the filings and
approvals provided for by Section 1.1, all requisite regulatory approvals relating to the Subsidiary Merger shall have been filed, occurred or been obtained and shall continue to be in full force and effect. In addition, all consents, approvals and permits of and notices to non-governmental third parties that are necessary to consummate the Subsidiary Merger shall have been filed, occurred or been obtained and shall continue to be in full force and effect.

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

                  5.1 TERMINATION. This Agreement shall be terminated immediately and without any action on the part of Vista Bank or the Bank upon termination of the UNB Merger Agreement. This Agreement may be terminated at any time prior to the Subsidiary Merger Effective Time by mutual consent of the Bank and Vista Bank in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire board.

                  5.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void and there shall be no liability or obligation

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

under this Agreement on the part of the Bank, Vista Bank or their respective officers, directors or affiliates.

                  5.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                   ARTICLE VI
                               GENERAL PROVISIONS

                  6.1 NON-SURVIVAL OF AGREEMENTS. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except to the extent set forth in the UNB Merger Agreement.

                  6.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the Bank or to Vista Bank, respectively, at the addresses for notices to UNB or Vista, respectively, as set forth in the UNB Merger Agreement, with copies to the persons referred to therein.

                  6.3 COUNTERPARTS. This Agreement may be adopted, certified and executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  6.4 ENTIRE AGREEMENT. Except as otherwise set forth in this Agreement or the UNB Merger Agreement (including the documents and the instruments referred to herein or therein), this Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  6.5 GOVERNING LAW. Except as to matters governed by the National Bank Merger Act, as amended, this Agreement shall be governed and construed in accordance with the laws of the State of New Jersey without regard to any applicable conflicts of law.

                  6.6 BINDING EFFECT. This Agreement is intended to be binding on any successors of the parties.

                  6.7 ASSIGNMENT. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

                  IN WITNESS WHEREOF, the Bank and Vista Bank have caused this Agreement to be signed by their duly authorized officers, under the respective seal of such entities, all as of the date first above written.

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


ATTEST                                      UNITEDTRUST BANK


By:                                         By:
   -----------------------------------         ----------------------------------------
   Ralph L. Straw, Jr., Secretary                 Thomas C. Gregor, Chairman and CEO

ATTEST                                      VISTA BANK, N.A.


By:                                         By:
   ---------------------------------------     ----------------------------------------
   Jill A. Pursell, Secretary to the Board         Barbara Harding, Chairman, President
                                                      and Chief Executive Officer




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


                                   EXHIBIT A


          Locations of the Main Office and Branch Offices of the Bank

                                    EXHIBIT B

     Names and Locations of the Main Office and Branch Offices of Vista Bank

                                    EXHIBIT C

                  NAMES OF THE DIRECTORS OF THE SURVIVING BANK

                                    EXHIBIT D

              NAMES OF THE EXECUTIVE OFFICERS OF THE SURVIVING BANK